Exhibit 10.88

THIS SENIOR NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN IN-DEFINITE PERIOD OF TIME.  THE ISSUER OF THIS SECURITY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.
SENIOR NOTE
$150,000.00	Issue Date: June 21, 2017

Subject to the terms and conditions of this Senior Note (this "Note"), for value received, OrangeHook, Inc., a Florida corporation (the "Borrower"), hereby promises to pay to the order of Donald M. Miller (the "Lender"), the principal sum of One Hundred Fifty Thousand dollars ($150,000.00) (the "Principal Amount"), together with interest thereon accruing on and from the Issue Date listed above until the entire Balance is paid, at an annual rate equal to ten percent (10%).  Interest shall be calculated based on a 360-day year, compounded annually, but in no event shall the rate of interest exceed the maximum rate, if any, allowable under applicable law.  "Balance" means, at the applicable time, the sum of all then outstanding principal of this Note, all then accrued but unpaid interest and all other amounts then accrued but unpaid under this Note.
Borrower and Lender shall be bound by, all the terms, conditions and provisions of the Participation and Repayment Priority Agreement (the "Participation Agreement") entered into by the Borrower, Lender and certain other parties thereto in connection with the purchase and sale of this Note.  All principal and accrued and unpaid interest under this Note shall become due and payable on the second anniversary of the Issue Date listed above (the "Maturity Date").
The following is a statement of the rights of Lender and the terms and conditions to which this Note is subject and to which the Lender, by acceptance of this Note, agrees:
1.       Payment.  The Borrower shall pay accrued interest to the Lender in cash on a monthly basis.  Interest payments will made on or prior to the 5th day following the end of each calendar month in which interest accrued.  The Balance of this Note shall, on the Maturity Date, be payable in cash.  All payments on account of principal and interest shall be made in lawful money of the United States of America at the address of the Lender set forth in the Participation Agreement, or such other address or pursuant to wire instructions as the Lender may designate in writing to the Borrower.
2.       Prepayment.  Borrower may prepay this Note, including outstanding principal and interest, at any time without penalty or premium.

3.       Application of Payments.  All payments will be applied first to the repayment of accrued fees and expenses under this Note, then to accrued interest until all then outstanding accrued interest has been paid in full, and then to the repayment of principal until all principal has been paid in full.  Any payments in excess of the aggregate Balance of the Note shall be returned to Borrower.
4.       New Note.  Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of the Note, the Borrower will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note, and in such event the Lender agrees to indemnify and hold harmless the Borrower in respect of any such lost, stolen, destroyed or mutilated Note.
5.       Events of Default.  Each of the following shall constitute an "Event of Default" hereunder:

       (a)        The Borrower shall fail to pay any principal, interest or other amount payable hereunder on the applicable due date and such failure continues for thirty (30) days after written notice to the Borrower;

       (b)       The Borrower shall (i) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator in respect of the Borrower or of all or a substantial part of the assets of the Borrower, (ii) admit in writing its inability, to pay debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or applicable state bankruptcy laws or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

       (c)       Material default in the performance of any other material obligation under this Note or the Participation Agreement and such failure continues for thirty (30) days after written notice to the Borrower.

If any Event of Default shall occur, then, at any time thereafter while such Event of Default is continuing, the Lender by written notice to the Borrower may declare the entire unpaid principal amount of this Note, together with all accrued and unpaid interest thereon, to be due and payable immediately.
6.       Unsecured Indebtedness.  This Note represents general, unsecured obligations of the Borrower and will rank on parity with all other unsecured indebtedness of the Borrower; provided, however, this Note will be subject to the repayment priority and other terms and conditions set forth in the Participation Agreement.
7.       Governing Law.  This Note is made in and shall be interpreted and enforced in accordance with the internal laws of the State of Minnesota without giving effect to its principles or provisions regarding choice of law.  Jurisdiction and venue of any litigation arising out of this Note will be exclusively in the Hennepin County District Court of the State of Minnesota or the United States District Court for the District of Minnesota located in Minneapolis, MN.  Borrower and Lender submit to the personal jurisdiction of such courts and waives any argument that either such court is an inconvenient forum.

8.       Usury.  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of the Principal Amount and applied against the Principal Amount of this Note.
9.       Collection Expenses.  The Borrower further agrees to pay all expenses, including reasonable attorneys' fees, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due.
10.       Waiver.  Borrower hereby waives presentment, protest, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note.
11.       Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
12.       Notices.  All notices and demands under this Note will be in writing sent by United States mail, registered or certified postage prepaid, or by a reputable overnight courier service (such as Federal Express), with such notice addressed to the recipient at the recipient's address set forth in the Participation Agreement. Such notices will be effective three days after deposit in the United States mail as provided above or upon delivery by reputable overnight courier service as indicated in the records of such service.
13.       Assignment.  This Note, and the rights and obligations hereunder, are not assignable by the Lender without the prior written consent of the Borrower.
14.       Headings.  All references in this Note to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

 [Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers as of the date first above written.

OrangeHook, Inc.

By: /s/ David Carlson
Name:  David Carlson
Title:    Chief Financial Officer

ACKNOWLEDGEMENT BY LENDER:

By: /s/  Donald M. Miller
    Donald M. Miller